Steele Resources Corporation Announces New Project:

Fairview Hunter Gold Exploration Project

Carson City, NV, September 27, 2010, Steele Resources Corporation  (the “Company”) (SELR: OTC:BB) announced today that it has acquired mineral lease rights to explore the Fairview Hunter Gold Exploration Project, located near Fallon, NV.  The project has recently had drilling conducted and two primary zones have been identified for further drilling.  According to a geologic report on the property, Two separate target areas were drilled at Fairview Hunter.   The highest Au values come from a 195’ zone (measured down hole) of anomalous geochem, with an average grade of 267 ppb (0.008 opt).  This interval includes a 10’ section that averages 0.06 opt Au, contained within a large intercept (55’) that averages 0.02 opt Au.  Material in the overlying rocks, which would theoretically be up dip, have a weak Au signature but are anomalous in Ag, containing a down hole intercept of 65’ averaging 7.7 ppm Ag (or 0.22 opt

Roughly 650’ along strike to the southeast, where holes FHRC –3 and 8 were drilled, a zone within tuffs in a similar stratigraphic position were also highly anomalous in Ag but low in Au.  In hole FHRC – 8 (the steeper of the two) there was a 150’ down hole interval that averaged 8.2 ppm Ag (0.24 opt).  It appears that the west northwest trending structure identified on the surface could contain subsurface precious metals zones.

CEO Scott Dockter commented saying, "I am optimistic about the potential at the property.  We have thoroughly reviewed the data on this property and strongly believe that it merits additional drilling in order to better define the mineralization that was encountered during the first round of drilling.  We are now working to complete our drill plan and permitting process in order to conduct additional drilling during spring of next year."

The Fairview Hunter Gold Exploration Property is comprised of 115 mineral claims totaling approximately 2,300 acres located 30 miles Southeast of Fallon, Nevada.  It is situated 25 miles northeast of the Denton Rawhide mine which has produced in excess of 1.4 million ounces of gold and 11.7 million ounces of silver.

The Company acquired the mineral lease rights in exchange for issuance of 500,000 shares of its restricted common stock and the prior lessee retained a 2% net production royalty which the Company can acquire upon payment of $1,000,000 per each 1% royalty amount. Upon satisfaction of various conditions, the closing is expected to occur on September 30, 2010.

More information about Steele Resources Corporation can be found at www.steeleresources.com.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Steele Resources Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Steele Resources Corp. cautions investors that any forward-looking statements made by Steele Resources Corp. are not guarantees of future performance and  actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Steele Resources Corp.'s mining properties, the unproven nature of and potential changes to Steele Resources Corp.'s business model, the risk that the capital and other resources that Steele Resources Corp. will need to exploit its business model will not be available, and the risks discussed in Steele Resources Corp.'s  Form 8-K dated June 17, 2010 and in Steele Resources Corp.'s other filings with the Securities and Exchange Commission.

Contact:

Website: www.steeleresources.com

Email: info@steeleresources.com

Phone: Scott Dockter – 530.672.6225